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                                                                 Exhibit 10.36.1


                             AMENDMENT NO. 1 TO THE
                          WANGER ASSET MANAGEMENT, LTD.
               PROFIT-SHARING AND SAVINGS PLAN AND TRUST AGREEMENT
               (as Amended and Restated Effective January 1, 1997)

The Wanger Asset Management, Ltd. Profit-Sharing and Savings Plan and Trust Agreement (the "Plan") is hereby amended effective January 1, 1997, as follows:

1.    Section 1.13 is amended to read as follows:

            Section 1.13 "Leased Employee" means any person who is not an Employee of an Employer, but who has provided services to an Employer under the primary direction of the Employer on a substantially full-time basis for a period of at least one year pursuant to an agreement between the Employer and a leasing organization. The period during which a Leased Employee performs services for an Employer shall be taken into account for purposes of Article III and Article VII of the Plan, unless (i) such Leased Employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) Leased Employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce. If a person is a Leased Employee of a Related Entity (determined by substituting "Related Entity" for "Employer" each time it appears in the first sentence of this Section), and then becomes an Employee of an Employer, the second sentence of this Section shall apply to that person's service as a Leased Employee with the Related Entity as if it had been service with an Employer as a Leased Employee.

2.    Section 2.5 is amended to read as follows:

      Section 2.5. Service with Harris Associates, L.P.; Service with Related
                   Entities.

      (a) For employees who commenced employment with the Company on or before June 30, 1992, Hours of Service with Harris Associates, L.P. and any predecessor company shall be credited for all purposes under this Plan in accordance with the terms of this Article in the same manner as Hours of Service with the Company.

      (b) If an employee of a Related Entity becomes an Employee of an Employer, Hours of Service with that Related Entity (for periods when it was a Related Entity) shall be credited for all purposes under this Plan, in accordance with the terms of this Article, in the same manner as Hours of Service with an Employer. When a Related Entity becomes an Employer, all employees of that Related Entity shall be credited with Hours of Service with that Related Entity (for periods when it was a Related Entity) for all purposes under this Plan, in accordance with the terms of this Article, in the same manner as Hours of Service with an Employer.

3. Section 16.2(a) is amended by substituting "three Vesting Years of Service" for "five Vesting Years of Service."

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4.    Section 17.3 is amended to read as follows:

            Section 17.3. Vesting upon Termination of Plan or Complete Discontinuance of Contributions. Upon the termination of the Plan or the complete discontinuance of contributions by the Employers, each Participant shall have a nonforfeitable right in 100% of his Company Contribution Account and, if applicable, his Forfeiture Suspense Account. Upon a partial termination of the Plan, each affected Participant shall have a nonforfeitable right in 100% of his Company Contribution Account and, if applicable, his Forfeiture Suspense Account.

5.    Section 19.3 is amended to read as follows:

            Section 19.3 Minimum Contribution. For any Plan Year that the Plan shall be a Top-Heavy Plan, each Participant who: (a) is neither a Key Employee nor a Former Key Employee and (b) is an Employee on the last day of the Plan Year, regardless of how many Hours of Service he earned during the Plan Year, shall have allocated to his Company Contribution Account the sum of Company Contributions and Forfeitures in an amount equal to not less than the lesser of 3 percent of such Participant's compensation (as defined in Section 1.415-2(d) of the Treasury Regulations), or an amount which is the same ratio or percentage of Company Contributions and Forfeitures to compensation for the Plan Year as for the Key Employee who has the highest such ratio or percentage for the Plan Year. The amount of Company Contributions and Forfeitures required to be allocated under this
      Section 19.3 for any Plan Year shall be reduced by the amount of employer contributions and forfeitures allocated on behalf of the Participant under any other defined contribution plan maintained by an Employer or Related Entity for the Plan Year.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and attested and said Trustees have hereunto set their hands, all on the _________ day of __________, 1999.

                                          WANGER ASSET MANAGEMENT, LTD.


                                          By:
                                              ------------------------------


                                          Its:
                                               -----------------------------
ATTEST:


----------------------------------        -----------------------------------
                                                     Bruce H. Lauer


                                          -----------------------------------
                                                 Harold D. Lichtenstein


                                          -----------------------------------
                                                   Charles P. McQuaid